UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2016 (December 12, 2016)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of John Tague

On December 12, 2016, John Tague stepped down as President and Chief Executive Officer and as a member of the boards of directors of Hertz Global Holdings, Inc. ("HGH") and The Hertz Corporation (together with HGH, the "Companies"), effective January 2, 2017.

In connection with Mr. Tague's departure, Mr. Tague and the Companies entered into a separation and general release agreement (the "Separation Agreement"), dated as of December 12, 2016.  Pursuant to the Separation Agreement, Mr. Tague will be eligible to receive compensation and benefits generally consistent with that payable upon a termination without cause under his employment agreement with HGH and the HGH Severance Plan for Senior Executives, including (a) a severance payment of $3,678,750, payable in equal installments over the 18-month period following his termination of employment, (b) continued health and welfare insurance benefits for the 18-month period following his termination of employment, (c) vesting of certain options and performance stock units granted to him in connection with joining the Companies, which vesting is prorated based on the portion of the vesting period elapsed as of the date of Mr. Tague's termination and based on deemed satisfaction of performance goals at the target level and (d) certain relocation benefits.  Mr. Tague will not receive a bonus for 2016 or a prorated bonus for 2017.

In consideration for the promises and payments made by the Companies under the Separation Agreement, Mr. Tague has agreed to a general release of claims in favor of the Companies and their affiliates.  Mr. Tague also reaffirmed his commitment to be bound by the restrictive covenants concerning noncompetition and nonsolicitation of employees and clients contained in his employment agreement with HGH and the HGH Severance Plan for Senior Executives.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Kathryn V. Marinello as President and Chief Executive Officer

On December 12, 2016, the boards of directors of the Companies unanimously approved the appointment of Kathryn V. Marinello, age 60, as President and Chief Executive Officer and a member of the boards of directors of the Companies, effective January 3, 2017.

Ms. Kathryn V. Marinello, also known as Kathy, has served as a Senior Advisor of Ares Management LLC since March 2014. Ms. Marinello served as the Chairman, President and Chief Executive Officer of Stream Global Services, Inc. from 2010 to March 2014. She has a broad career background including experience in banking, business service and technology. Ms. Marinello served as the Chief Executive Officer and President of Ceridian Corporation from 2006 to 2010. She served in a wide variety of senior roles over 10 years at General Electric, leading global, multi-billion dollar financial and services businesses. She served as the Chief Executive Officer and President of GE Fleet Services at GE Commercial Finance from October 2002 to October 2006 and GE Insurance Solutions from 1999 to 2002. She served as President and Chief Executive Officer of GE Financial Assurance Partnership Marketing Group, a diverse organization that includes GE's affinity marketing business, Auto & Home Insurance business, and Auto Warranty Service business from December 2000 to October 2002. Prior to this role, Ms. Marinello served as President of GE Capital Consumer Financial Services and also served as an Executive Vice President of GE Card Services, where she began her GE career in 1997. Prior to GE Capital, she served as President of the Electronic Payments Group at First Data Corporation, where she provided electronic banking and commerce, debit and commercial processing to the financial services industry. She has also served in senior leadership positions at US Bank, Chemical Bank, Citibank and Barclays. She is an Independent Director of AB Volvo, General Motors Corporation and RealPage, Inc. and a Member of the Supervisory Board at The Nielsen Company B.V.

In connection with Ms. Marinello's appointment as President and Chief Executive Officer, the Companies and Ms. Marinello executed a term sheet setting forth the material terms of an employment agreement, equity award agreements and a change in control agreement, which will be completed prior to her appointment as President and Chief Executive Officer.

The term sheet contemplates an initial employment period commencing January 3, 2017 and ending December 31, 2019.  In consideration for Ms. Marinello's services as President and Chief Executive Officer, she will be entitled to an annual base salary of $1,450,000, a target annual bonus opportunity of 150% of her annual base salary and sign-on equity awards with a grant date fair value of $5,175,000, which will be allocated 60% in the form of performance options, 10% in the form of restricted shares and 30% in the form of performance shares.  The foregoing equity awards are scheduled to vest on December 31, 2019 subject to Ms. Marinello's continued service through such date and, in the case of the performance options and performance shares, subject to the satisfaction of performance goals related to EBITDA.  Following 2017, Ms. Marinello will be eligible to receive equity awards on a basis no less favorable than grants made to other senior executives of the Companies.  Ms. Marinello will also be eligible to participate in the employee benefit plans offered to other senior executives of the Companies, and will be entitled to indemnification to the fullest extent permitted by applicable law and directors' and officers' insurance coverage to the same extent as other executive officers and directors of the Companies.  In addition, Ms. Marinello will receive a $10,000 allowance to assist her with shipping personal goods to Florida, a $25,000 payment each January to cover traveling expenses and up to $50,000 to cover expenses incurred in connection with the negotiation of her employment arrangements with the Companies.

If Ms. Marinello's employment were terminated involuntarily by the Companies without cause, by Ms. Marinello for good reason or due to death or disability, she would be entitled to vesting of any unvested portion of her sign-on equity awards, which vesting would be determined based on actual performance at the end of the performance period and prorated based on the portion of the vesting period elapsed as of the date of her termination.  In addition, Ms. Marinello will be eligible to participate in the HGH Severance Plan for Senior Executives with a severance multiple of 1.5x and will be offered a change in control agreement with a severance multiple of 2.5x.

The payment of severance benefits is subject to Ms. Marinello's execution of a release of claims in favor of the Companies and their affiliates. In addition, the term sheet provides for restrictions on (i) competition and solicitation of employees and customers, clients and distributors of HGH and its affiliates while employed and for two years following termination of employment for any reason and (ii) disclosure of confidential information while employed and perpetually thereafter.

The foregoing summary of the term sheet with Ms. Marinello does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is included as Exhibit 10.2 hereto.  Once finalized, the employment arrangements will be included in an amendment to this filing.

Resignation of Directors

Linda Fayne Levinson, who currently serves as the Independent Non-Executive Chair and a Class III director of the Companies, has  chosen to leave the boards of directors of the Companies effective as of January 2, 2017. Ms. Fayne Levinson's decision to resign was not due to any disagreement with the Companies on any matter relating to their operations, policies or practices.

Carl T. Berquist, who currently serves as a Class III director of the Companies has chosen to leave the boards of directors of the Companies effective as of January 2, 2017. Mr. Berquist's decision to resign was not due to any disagreement with the Companies on any matter relating to their operations, policies or practices.

Michael J. Durham, who currently serves as a Class II director of the Companies, has chosen to leave the boards of directors of the Companies effective as of January 2, 2017. Mr. Durham's decision to resign was not due to any disagreement with the Companies on any matter relating to their operations, policies or practices.

The boards of directors of the Companies have determined to decrease the size of the boards of directors of the Companies by three, with seven directors remaining, upon the effectiveness of these resignations.

In connection with Ms. Fayne Levinson's departure from the boards of directors of the Companies, the boards of directors of the Companies have appointed Henry R. Keizer as Independent Non-Executive Chair of the Companies.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.  The following Exhibits are filed herewith as part of this report:

Exhibit	Description

10.1	Separation Agreement, dated as of December 12, 2016, by and among John Tague, Hertz Global Holdings, Inc. and The Hertz Corporation.
10.2	Term Sheet for Employment Arrangements with Chief Executive Officer, dated as of December 12, 2016, between Hertz Global Holdings, Inc. and Kathryn V. Marinello.
99.1	Press Release dated as of December 13, 2016

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Richard Frecker
Name:	Richard Frecker
Title:	Executive Vice President, General Counsel
Date:  December 13, 2016

EXHIBIT INDEX

Exhibit	Description

10.1	Separation Agreement, dated as of December 12, 2016, by and among John Tague, Hertz Global Holdings, Inc. and The Hertz Corporation.
10.2	Term Sheet for Employment Arrangements with Chief Executive Officer, dated as of December 12, 2016, between Hertz Global Holdings, Inc. and Kathryn V. Marinello.
99.1	Press Release dated as of December 13, 2016